UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

 Registrant’s telephone number, including area code: (510) 748-7150

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, the Compensation Committee of the Board of Directors of Avigen, Inc. approved an amendment and restatement of Avigen’s Management Transition Plan. The Management Transition Plan is intended to attract and retain key executive talent for Avigen. An employee of Avigen becomes a participant in the Management Transition Plan only if Avigen delivers to that employee a Management Transition Plan Eligibility Notice. The amended and restated Management Transition Plan incorporates changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended, as well as the amendments described below.

Benefits

A Participant in the Management Transition Plan will receive, if the Participant’s employment with Avigen terminates due to an “involuntary termination” or a “constructive termination,” as those terms are defined in the Management Transition Plan, the following benefits:

     (a) salary continuation for the number of months designated in the Management Transition Plan Eligibility Notice given to the Participant;

     (b) accelerated stock option vesting and extended exercisability as provided in the Management Transition Plan Eligibility Notice given to the Participant; and

     (c) Avigen will pay the COBRA premiums for the Participant for the number of months designated in the Management Transition Plan Eligibility Notice given to the Participant, up to 18 months, or until such earlier date as the Participant becomes covered by a health plan of a subsequent employer.

Under the Management Transition Plan, as amended, the amount of a Participant’s specific benefits may vary, depending on whether the Participant’s employment with Avigen terminates within two months prior to or 12 months following a “change in control,” as defined in the Management Transition Plan, or whether it occurs outside of a change in control. Prior to the amendment, Participants received the above benefits only if the Participant’s employment with Avigen terminated due to an involuntary termination or a constructive termination within two months prior to or 18 months following a change in control.

The current named executive officers of Avigen who are Participants in the Management Transition Plan, and the terms of their participation, are:

	Within 2 months prior to or 12 months following a				Outside of a
	change in control				change in control
			Option				Option
	Salary	Option	Extended	COBRA	Salary	Option	Extended	COBRA
Name/Position	Continuation	Acceleration	Exercisability	Payments	Continuation	Acceleration	Exercisability	Payments
Kenneth G. Chahine, J.D., Ph.D.	21 months	Full	2 years	18 months	21 months	Full	2 years	18 months
President,
Chief Executive Officer

Andrew A. Sauter	15 months	Full	2 years	15 months	15 months	Full	2 years	15 months
Chief Financial Officer

Michael D. Coffee	15 months	Full	2 years	15 months	15 months	Full	2 years	15 months
Chief Business Officer

Kirk Johnson, Ph.D.	15 months	Full	2 years	15 months	15 months	Full	2 years	15 months
Vice President,
Research and Development

M. Christina Thomson, J.D.	15 months	Full	2 years	15 months	15 months	Full	2 years	15 months
Vice President,
Corporate Counsel

In addition, five additional employees of Avigen participate in the Management Transition Plan.

Plan Administrator and Review Panel

The Management Transition Plan has been amended to provide that Avigen will not be the Plan Administrator, as defined in the Management Transition Plan, following a change in control. Specifically, following a change in control, the Plan Administrator will be the individual serving as Chairman of the Board or as chairman of one of the committees of the Board immediately prior to the change in control, unless no such individual is willing to serve, in which case the Board will appoint a member of the Board to serve as the Plan Administrator. One of the duties of the Plan Administrator is to decide whether to pay benefits to Participants.

In addition, following a change in control, the Review Panel, as defined in the Management Transition Plan, will be the individual serving as Chairman of the Board or as chairman of one of the committees of the Board immediately prior to the change in control, as well as one or more individuals appointed by such individual. However, if neither the Chairman of the Board nor any chairman of any of the committees of the Board is willing to serve, the Board will appoint two or more members of the Board to serve as the Review Panel. One of the duties of the Review Panel is to review the decisions of the Plan Administrator.

Dispute Resolution

The Management Transition Plan has been amended to require arbitration of claims that remain unresolved by the Review Panel process outlined in the Management Transition Plan. In addition, in most cases Avigen is required to pay all costs and reasonable expenses, including reasonable attorneys’ fees, relating to claims brought by Participants under the Management Transition Plan.

Trust Deposit

The Management Transition Plan has been amended to require that, within 10 days prior to a change in control, Avigen must deposit into a grantor trust an amount of cash sufficient to pay all benefits under the Management Transition Plan to which the Participants are entitled or may become entitled, as well as an amount sufficient to pay all costs and reasonable expenses that are anticipated to be paid to Participants relating to claims brought under the Management Transition Plan. Amounts relating to a particular Participant may revert from the trust back to Avigen if the Participant enters into a written employment agreement with a successor entity in the change in control. A similar deposit into a grantor trust is required with respect to benefits payable to a particular Participant, in the event of that Participant’s involuntary termination or constructive termination prior to a change in control. In either case, amounts deposited in the trust remain subject to Avigen’s creditors in the event of Avigen’s bankruptcy or insolvency until paid to Participants or their beneficiaries.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 5, 2008	AVIGEN, INC.

	By:	/S/ M. CHRISTINA THOMSON
M. Christina Thomson
Vice President, Corporate Counsel